Exhibit 10.2
Execution Version

THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION.

SENIOR SECURED PROMISSORY NOTE

September 16, 2009

FOR VALUE RECEIVED, CAPRIUS, INC., a Delaware corporation (“Caprius”), M.C.M. ENVIRONMENTAL TECHNOLOGIES, INC., a Delaware corporation (“M.C.M.”), and M.C.M. ENVIRONMENTAL TECHNOLOGIES LTD., an Israeli corporation (“M.C.M. Israel” and, together with Caprius and M.C.M., each a “Borrower” and, collectively, the “Borrowers”), jointly and severally hereby promise to pay to the order of VINTAGE CAPITAL GROUP, LLC, a Delaware limited liability company (the “Purchaser”), or any registered permitted assigns of the Purchaser (together with the Purchaser, the “Holder”), the aggregate principal amount of all Advances as shall have been funded in accordance with the terms of the Purchase Agreement (as defined below) in immediately available funds and in lawful money of the United States of America, together with interest thereon, all as provided in this Senior Secured Promissory Note (this “Note”).  This Note is being issued in connection with the consummation of the transactions contemplated by the Securities Purchase and Sale Agreement, dated of even date herewith, among the Borrowers and the Purchaser (the “Purchase Agreement”).  All capitalized terms used and not otherwise defined in this Note shall have the meanings set forth in the Purchase Agreement.

1.           Payment of Interest; Default Rate.

(a)           So long as no Event of Default shall have occurred and be continuing, the Borrowers shall pay interest on the unpaid principal balance of, and accrued unpaid interest on, this Note from the date hereof until fully paid as follows:

(i)           Interest.  Interest on the outstanding principal balance of this Note shall be payable at a rate equal to fourteen percent (14%) per annum by issuing additional senior notes of like tenor, in an amount equal to 100% of the interest payment due on such Interest Payment Date (as defined below), and including the same terms and other provisions contained in this Note (including without limitation the interest terms contained in this Section 1) (each, a “PIK Note”), with the principal amount of each such additional note equal to the amount of such interest payment.  Any PIK Note not actually issued shall be deemed issued on the applicable Interest Payment Date (as defined below) and shall be payable in full on the Maturity Date, as provided in Section 2.

(b)           If any Event of Default shall occur and be continuing, then, in addition to the rights and remedies available to the Holder under the Purchase Agreement, this Note, and all applicable laws, the Borrowers shall pay interest in cash on the unpaid principal balance of, accrued and unpaid interest on, and all other amounts owing under this Note and the PIK Notes at a rate per annum equal to the then applicable rate per annum, plus three percent (3%) (the “Default Rate”).

(c)           Interest on this Note shall be payable monthly in arrears on the first Business Day of each calendar month (or portion thereof), commencing on November 1, 2009 (each, an “Interest Payment Date”) and continuing on the first Business Day of each calendar month thereafter until all principal, interest and other amounts owing under this Note are paid in full.  Interest shall be computed on the basis of the actual number of days elapsed over a 360-day year, including the first and the last day.

2.           Payment of Principal; Maturity Date.  The Borrowers agree jointly and severally to pay in full (a) the entire outstanding principal balance of this Note and the PIK Notes, (b) all accrued and unpaid interest on this Note and the PIK Notes, and (c) all other unpaid amounts owing under this Note and the PIK Notes, on December 16, 2010 (the “Maturity Date”).  This Note may not be prepaid except as provided in Section 3.

3.           Prepayment.

(a)           Except as provided in Section 3(b), the Borrowers shall not prepay all or any portion of the principal amount of this Note at any time prior to the Maturity Date.

(b)           Within three (3) Business Days after any Disposition (as defined below) by any Borrower or its Subsidiaries, the Borrowers shall prepay, without premium or penalty, the outstanding principal amount of this Note in an amount equal to one hundred percent (100%) of the proceeds of such Disposition, net of reasonable costs and expenses actually incurred by such Borrower or its Subsidiaries in connection therewith, to the extent such net proceeds exceed Fifty Thousand Dollars ($50,000).  Nothing contained in this Section 3 shall permit any Borrower or its Subsidiaries to make a Disposition of any property other than as specifically permitted under the Purchase Agreement.  As used in this Note, “Disposition” means any transaction, or series of related transactions, pursuant to which any Borrower or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or asset (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding (A) any sales of Inventory in the ordinary course of business, (B) transfers or other dispositions between and among the Borrowers and their Subsidiaries to the extent permitted by the terms of the Purchase Agreement, and (C) the transfer of leasehold interests to any lessor upon the termination of such lease.

(c)           Each prepayment of principal shall be accompanied by the prepayment of accrued interest to the date of such payment on the amount prepaid.  Notwithstanding any provision to the contrary herein, any payment, when made, shall be applied first to the payment of all accrued and unpaid fees, expenses and costs under any Investment Document, next to the payment of all interest and other amounts owed hereunder then accrued on the unpaid balance of the principal and the balance of such payment, after paying such interest and premiums, shall be applied in reduction of the unpaid balance of the principal.

4.           Security.  The Borrowers’ due and punctual performance of this Note is secured by the collateral pursuant to the Security Agreement and the Pledge Agreement.

5.           Manner of Payment.  Payments of principal, interest and other amounts due under this Note shall be made no later than 11:00 a.m. (Los Angeles time) on the date when due and in lawful money of the United States of America and (by wire transfer in funds immediately available at the place of payment or by check as long as the funds are immediately available at such time on the due date of the payment) to such account as the Holder may designate in writing to the Borrowers from time to time (or such other place of payment as the Holder may designate in writing).  All such payments shall be made without any deduction whatsoever, including, without limitation, any deduction for set-off, recoupment, counterclaim or taxes.  Any payments received after 11:00 a.m. (Los Angeles time) shall be deemed to have been received on the next succeeding Business Day.  Any payments due hereunder which are due on a day which is not a Business Day shall be payable on the immediately succeeding Business Day, together with all accrued and unpaid interest through the due date of payment.  All payments received shall be applied first to any costs of collection or other accrued but unpaid fees, expenses and costs under any Investment Document, next to accrued and unpaid interest payable in cash, next, to accrued PIK Interest, next to principal on the PIK Notes, and last, to principal on the Note.

6.           Maximum Lawful Rate of Interest.  The rate of interest payable under this Note shall in no event exceed the maximum rate permissible under applicable law.  If the rate of interest payable on this Note is ever reduced as a result of this Section 6 and at any time thereafter the maximum rate permitted under applicable law exceeds the rate of interest provided for in this Note, then the rate provided for in this Note shall be increased to the maximum rate provided for under applicable law for such period as is required so that the total amount of interest received by the Holder is that which would have been received by the Holder but for the operation of the first sentence of this Section 6.

7.           Waivers.  The Borrowers hereby waive presentment for payment, demand and notice of demand, protest, notice of protest and notice of dishonor, notice of nonpayment, diligence and all other notices of any kind whatsoever to which they may be entitled under applicable law or otherwise (except for notices to which the Borrowers are expressly entitled under this Note) and, to the full extent permitted by law, the right to plead any statute of limitations as a defense, in any suit or collection proceeding brought against the Borrowers.  No delay or omission on the part of the Holder in exercising any rights under this Note shall operate as a waiver of such right or any other right.

8.           Registration of Notes.  The Borrowers shall maintain at its principal executive office a register in which it shall register this Note, any assignments of this Note or any other notes issued hereunder and any other notes issued upon surrender hereof and thereof.  At the option of the Holder, this Note may be exchanged for one or more new notes of like tenor in the principal denominations requested by the Holder, and the Borrowers shall, within five (5) Business Days after the surrender of this Note at Caprius’ principal executive offices, deliver to the Holder such new note or notes.  In addition, each assignment of this Note, in whole or in part, shall be registered on the register immediately following the surrender of this Note at Caprius’ principal executive offices.

9.           Persons Deemed Owners; Participations.  Prior to due presentment in aggregate for registration of any assignment, the Borrowers may treat the person or entity in whose name any Note is registered as the owner and the Holder of such Note for all purposes whatsoever, and the Borrowers shall not be affected by notice to the contrary.  Subject to the preceding sentence, the Holder may grant to any other person or entity (each, a “Participant”), without the Borrowers’ consent, participations from time to time in this Note on such terms and conditions as may be determined by the Holder in its sole and absolute discretion, subject to applicable federal and state securities laws.  Notwithstanding anything to the contrary contained herein or otherwise, nothing in this Note, the Purchase Agreement or any related document or otherwise shall confer upon a Participant any rights under the Purchase Agreement or any related document, and the Holder shall retain all rights with respect to the administration, waiver, amendment, collection and enforcement of, compliance with and consent to the terms and provisions of this Note, the Purchase Agreement and any other related document.

10.           Assignment and Transfer.  Subject to applicable law, the Purchaser may, at any time and from time to time and without the consent of the Borrowers, assign or transfer to one or more Persons or entities all or any portion of the principal balance of this Note.

11.           Loss, Theft, Destruction or Mutilation of this Note.  Upon receipt of evidence reasonably satisfactory to the Borrowers of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft, destruction or mutilation, upon receipt of an indemnity agreement or other indemnity reasonably satisfactory to the Borrowers or, in the case of any such mutilation, upon surrender and cancellation of such mutilated Note, the Borrowers shall issue and deliver within five (5) business days a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

12.           Extension of Time.  The Holder may, at its sole option, extend the time for payment of this Note, postpone the enforcement hereof, or grant any other indulgence without affecting or diminishing the Holder’s right to full recourse against the Borrowers hereunder, which right is expressly reserved.  Any such extension, postponement, waiver or other indulgence shall only be effective if in writing and signed by the Holder.

13.           Governing Law.  IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

14.           Captions; Construction and Interpretation.  The captions contained in this Note are for convenience of reference only, do not constitute a part of this Note and are not to be considered in construing or interpreting this Note.  The Borrowers and the Holder have each been represented by counsel in the negotiation and drafting of this Note, and neither any Borrower nor the Holder nor their respective counsel shall be deemed the drafter of this Note for purposes of construing the provisions of this Note.  All provisions of this Note shall be construed in accordance with their fair meaning, and not strictly for or against any Borrower or the Holder.

15.           Consent to California Jurisdiction and Exclusive Jurisdiction of California Courts.  AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF ANY BORROWER OR THE HOLDER, EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE COURTS OF CALIFORNIA, OR, AT THE HOLDER’S OPTION, THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWERS ON THE ONE HAND AND THE HOLDER ON THE OTHER HAND PERTAINING TO THIS NOTE OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE.  EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO ANY BORROWER AT THE ADDRESS SET FORTH IN THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH BORROWER’S ACTUAL RECEIPT THEREOF OR THE NEXT BUSINESS DAY IF SENT BY A NATIONALLY RECOGNIZED OVERNIGHT COURIER FOR NEXT BUSINESS DAY DELIVERY.  NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF THE HOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY THE HOLDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS NOTE TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

16.           Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH BORROWER AND THE HOLDER (BY ACCEPTANCE HEREOF) HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING BROUGHT TO RESOLVE ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATING TO THIS NOTE, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION, SUIT OR OTHER PROCEEDING.

IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed and delivered by their duly authorized representatives on the date first above written.

BORROWER: CAPRIUS, INC., a Delaware corporation

By:	/s/Dwight Morgan
Name: Dwight Morgan Title: Chief Executive Officer

M.C.M. ENVIRONMENTAL TECHNOLOGIES, INC., a Delaware corporation

By:	/s/Dwight Morgan
Name: Dwight Morgan Title: Chief Executive Officer

M.C.M. ENVIRONMENTAL TECHNOLOGIES LTD., an Israeli corporation

By:	/s/George Aaron
Name: George Aaron Title: Chairman

[SIGNATURE PAGE TO SENIOR SECURED PROMISSORY NOTE]